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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated August 22, 1997 and to all references to our Firm included in or made a part of this Registration Statement.

                                                     /s/ Arthur Andersen LLP


Birmingham, Alabama
November 25, 1997